EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CR Labs, Inc.

Bend, Oregon

We have audited the accompanying balance sheets of CR Labs, Inc. as of September 30, 2015 and 2014, and the related statements of operations, stockholders' deficit, and cash flows for the year ended September 30, 2015 and the period from inception of April 30, 2014 to September 30, 2014. These financial statements are the responsibility of the entity's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CR Labs, Inc. as of September 30, 2015 and 2014, and the results of its operations and its cash flows for the year ended September 30, 2015 and the period from inception of April 30, 2014 to September 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has a working capital deficit and likely needs financing in order to meet its financial obligations. These conditions raise significant doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Houston, Texas

January 11, 2016

CR Labs, Inc.

Balance Sheets

As of September 30, 2015 and 2014

	September 30, 2015	September 30, 2014
ASSETS

Current Assets
Cash and Cash Equivalents	$4,116	$11,951
Accounts Receivable	3,422	-
Total Current Assets	7,538	11,951
Property, Plant and Equipment
Property, Plant and Equipment	53,344	26,153
Accumulated Depreciation and Amortization	(10,393)	(2,446)
Total Property, Plant and Equipment	42,951	23,707

Total Assets	$50,489	$35,658

LIABILITIES AND SHAREHOLDERS' DEFICIT

Liabilities
Accounts Payable	$31,138	$-
Accounts Payable - Related Party	9,725	-
Accrued Liabilities	11,659	1,050
Current Portion Notes Payable - Related Party	13,507	38,515
Total Current Liabilities	66,029	39,565
Notes Payable - Related Party, less Current Portion	13,047	-
Total Liabilities	79,076	39,565

Shareholders' Deficit
Common Stock, No Par Value , 1,000,000 shares authorized, 700,000 issued and outstanding	(32,411)	130
Retained Earnings (Deficit)	3,824	(4,037)
Total Shareholders' Equity (Deficit)	(28,587)	(3,907)
Total Liabilities and Shareholders' Equity (Deficit)	$50,489	$35,658

The accompanying notes are an integral part of these financial statements.

1

CR Labs, Inc.

Statements of Operations

Year Ended September 30, 2015 and From Inception on April 30, 2014 through September 30, 2014

	Year End	Inception to
	September 30, 2015	September 30, 2014

Revenues	$97,887	$21,570
Total Revenue	97,887	21,570

Operating Expenses
SG&A	82,079	23,161
Depreciation and Amortization	7,947	2,446
Total Operating Expenses	90,026	25,607

Net Income (Loss)	$7,861	$(4,037)

Net income (loss) per share, basic and diluted	$0.01	$(0.01)

Weighted average number of shared outstanding, basic and diluted	700,000	700,000

The accompanying notes are an integral part of these financial statements.

2

CR Labs, Inc.

Statements of Changes in Shareholders' Equity (Deficit)

Year Ended September 30, 2015 and From Inception on April 30, 2014 through September 30, 2014

	Common Stock		Retained Earnings	Total Shareholders'
	Shares	Amount	(Deficit)	Equity/(Deficit)
Inception - April 30, 2014	700,000	$130	$-	$130

Net Loss	-	-	(4,037)	(4,037)

Balances September 30, 2014	700,000	130	(4,037)	(3,907)

Distributions	-	(32,541)	-	(32,541)

Net Income	-	-	7,861	7,861

Balances September 30, 2015	700,000	$(32,411)	$3,824	$(28,587)

The accompanying notes are an integral part of these finacial statements.

3

CR Labs, Inc.

Statements of Cash Flows

Year Ended September 30, 2015 and From Inception on April 30, 2014 through September 30, 2014

		Inception to
	Year End	Year End
	September 30, 2015	September 30, 2014
Cash flows from operating activities
Net income (loss)	$7,861	$(4,037)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and Amortization Expense	7,947	2,446
Changes in:
Accounts Payable	31,138	-
Accounts Receivable	(3,422)	-
Accrued Liabilities	10,885	-
Customer Deposits	(276)	1,050
Net cash provided by (used in) operating activities	54,133	(541)

Cash flows from investing activities
Laboratory Equipment	(26,742)	(24,843)
Furniture and Fixtures	(449)	(495)
Tenant Improvements	-	(815)
Net cash used in investing activities	(27,191)	(26,153)

Cash flows from financing activities
Distributions	(32,541)	-
Related Party Advances	(11,961)	38,645
Accounts Payable - Related Party	9,725	-
Net cash provided by (used in) financing activities	(34,777)	38,645

Net cash increase (decrease) for period	(7,835)	11,951
Cash balance, beginning of period	11,951	-

Cash balance, end of period	$4,116	$11,951

Cash paid for:
Interest	$-	$-
Accrued income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

4

Notes to Financial Statements

September 30, 2015 and 2014

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

CR Labs, Inc. ("CRLB" or the "Company") was originally formed in the State of Oregon on April 30, 2014 under the name Cannalytical Research, LLC. On September 4, 2015, under Oregon Revised Statutes, the Company performed a statutory conversion, changing the Company from a Limited Liability company to a Corporation and changed the name to CR Labs, Inc. The Company, located in Bend, OR is a Cannabis Analytical Testing company. CRLB's primary business is to provide Cannabis Compliance Testing in accordance with the Oregon Health Authority.

Basis of Presentation:

These financial statements are prepared in United States ("US") dollars and in accordance with accounting principles generally accepted in the United States of America ("GAAP"). A summary of significant accounting policies consistently applied in the preparation of the financial statements are outlined below.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flows.

Income Taxes:

The Company has adopted ASC 740-10, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Cash:

Cash and cash equivalents include cash in banks with original maturities of three months or less. CRLB maintains deposits in a financial institution which provides Federal Deposit Insurance Corporation coverage for interest bearing and non-interest bearing transaction accounts of up to $250,000. At September 30, 2015 and 2014, none of the Company's cash was in excess of federally insured limits.

5

Revenue Recognition:

CRLB recognizes revenue from the sale of services in accordance with ASC 605. Revenue will be recognized only when all of the following criteria have been met:

*	Persuasive evidence of an arrangement exists;

*	Delivery has occurred or services have been rendered.

*	The price is fixed or determinable; and

*	Collectability is reasonably assured.

The main sources of revenue are recognized as follows:

•	Revenues associated with compliance testing are recognized upon issuance of a Certificate of Analysis.

•	Revenues associated with services are invoiced and recognized upon completion of service and receipt of service by the customer.

Accounts Receivable:

Accounts Receivable consists of services and compliance testing receivables due from customers and are unsecured. The receivables are generally unsecured and such amounts are generally due within 30 days after the date of the invoice. Accounts Receivable are carried at their face amount, less an allowance for doubtful accounts. CRLB's policy is generally not to charge interest on receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms. Write offs are recorded at a time when a customer receivable is deemed uncollectible. CRLB had no bad debt accruals at September 30, 2015 and 2014.

Property, Plant and Equipment:

Property, Plant and Equipment is carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are in operating income. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and Improvements	15 Years

Laboratory Equipment	5 Years

Furniture and Fixtures	7 Years

6

Impairment of Long-Lived Assets:

CRLB evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Fair Value Measurements:

ASC Topic 820, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair value of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company's credit worthiness, among other things, as well as unobservable parameters.

Cash, accounts receivable, accounts payable and other accrued expenses and other current assets and liabilities are carried at amounts which reasonably approximate their fair values because of the relatively short maturity of those instruments.

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT

At September 30, 2015 and 2014 Property, Plant and Equipment was as follows:

	2015	2014

Tenant Improvements	$815	$815

Laboratory Equipment	51,585	24,843

Furniture and Fixtures	944	495

Total property, plant and equipment	53,344	26,153

Less: Accumulated Depreciation	10,393	2,446

Net property, plant and equipment	$42,951	$23,707

For the year ended September 30, 2015 and the period ended September 30, 2014, depreciation expense was $7,947 and $2,446, respectively.

7

NOTE 3 – RELATED PARTY TRANSACTIONS

NOTE PAYABLE – RELATED PARTY

At September 30, 2015 and 2014, the outstanding balance on the Note Payable was $26,554 and $38,515, respectively.

Note payable to the President bearing interest at 6.5% with monthly payment of $1,225 maturing August, 2017. The note is unsecured.

During the year ended September 30, 2015, Signal Bay, Inc., a related party, paid $9,725 of CRLB's operating expenses. This amount was recorded as accounts payable – related party on the accompanying financial statements.

NOTE 4 – EQUITY

At September 30, 2015 the Company had 700,000 common shares issued and outstanding that were issued to the founders.

The Company has no stock options or warrants outstanding.

NOTE 5 – EMPLOYEE BENEFITS AND AGREEMENTS

Officer Agreement:

Contemporaneously with the share exchange and majority acquisition of CR Labs, Inc. by Signal Bay, Inc. that occurred on September 17, 2015, the following agreements were executed by Signal Bay, Inc. as parent company on behalf of CR Labs, Inc.

On September 17, 2015 CRLB entered into a three-year Employment Agreement with Eric Ezrine ("Mr. Ezrine"). For certain compensation, including a salary and signing bonus, Mr. Ezrine would remain president of CRLB for the term of his Employee Agreement. Mr. Ezrine also received certain healthcare benefits relating to his Employee Agreement. Mr. Ezrine also received a grant of 1,250,000 shares of SGBY Common stock to be vested at a rate of 25% per year over four years on the anniversary date.

On September 17, 2015 CRLB entered into a three-year Employment Agreement with Carlos Cummings ("Mr. Cummings.) For certain compensation, including a salary and signing bonus, Mr. Cummings would remain vice president of CRLB for the term of his Employee Agreement. Mr. Cummings also received certain healthcare benefits relating to his Employee Agreement. Mr. Cummings also received a grant of 1,000,000 shares of SGBY Common stock to be vested at a rate of 25% per year over four years on the anniversary date.

No other employees have employment agreements at CRLB, and they are at-will employees.

Accrued Compensation:

At September 30, 2015 the Company's liabilities included an accrued bonus due to Mr. Ezrine and Mr. Cummings as part of their Employee Agreements. The total signing bonus due to Mr. Ezrine and Mr. Cummings at September 30, 2015, was $5,000.

8

NOTE 6 – GOING CONCERN

As of September 30, 2015 the Company had negative working capital of $58,491 and likely needs financing in order to meet its financial obligations. These conditions raise substantial doubt about CRLB's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should CRLB be unable to continue as a going concern.

Our future success and viability, therefore, are dependent upon our ability to generate revenues sufficient to cover our operating costs and expenses. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon the Company.

NOTE 7 – SUBSEQUENT EVENTS

Facility Lease:

On December 1, 2015, CRLB executed a facility lease for its analytical testing lab in Bend, OR. This new facility will provide sufficient space for additional analytical testing equipment required by both the Oregon Health Authority and the Oregon Liquor Control Commission.

9